SCHEDULE ENDORSEMENT TO

BULK PRIMARY FIRST LIEN MASTER POLICY

 (the “Policy”)

POLICY ISSUED TO:

ATTACHED TO AND FORMING

PART OF POLICY NUMBER:

U.S. Bank National Association as Trustee for

21046-0013-0

Structured Asset Investment Loan Trust

Mortgage Pass-Through Certificates, Series 2005-7

60 Livingston Avenue

Saint Paul, Minnesota 55107

EFFECTIVE DATE OF POLICY:

EFFECTIVE DATE OF SCHEDULE

ENDORSEMENT:

July 1, 2005

July 1, 2005

The Schedule Endorsement hereby extends coverage under the above Policy of Insurance, from and after the date of this Schedule Endorsement, to those Loans listed in the Certificate Schedule attached hereto and made a part to this Schedule Endorsement (herein called “Schedule A”).

The term “Effective Date” for the Loan(s) covered by this Schedule Endorsement shall mean the date stated above.

Except for the foregoing amendments, the Policy and all terms, conditions, provisions, and limitations of the Policy remain in full force and effect.  None of the terms, conditions, provisions and limitations of the Policy have been varied, waived, altered or extended in any manner except as expressly set forth in this Schedule Endorsement.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed by its duly authorized officers as of the Effective Date first above stated.